Blue Owl Technology Finance Corp. Announces June 30, 2026 Financial Results

NEW YORK — August 5, 2026— Blue Owl Technology Finance Corp. (NYSE: OTF) (“OTF” or the “Company”) today announced financial results for its second quarter ended June 30, 2026.

SECOND QUARTER 2026 HIGHLIGHTS

•Second quarter GAAP net investment income (“NII”) per share of $0.30
•Second quarter adjusted NII per share(1) increased to $0.30, as compared to the prior quarter of $0.29
•Dividends totaled $0.40 per share, including a base dividend of $0.35 per share and a special dividend of $0.05 per share that was declared in connection with the listing, representing an annualized dividend yield of 9.7%(2)
•Net asset value ("NAV") per share was stable at $16.48, as compared to $16.49 as of March 31, 2026
•New investment commitments were $852 million and sales and repayments were $222 million
•Net debt-to-equity ended at 0.93x, as compared with 0.85x as of March 31, 2026
•Investments on non-accrual represented 0.6% and 0.1% of the portfolio at cost and fair value, respectively, as compared to 0.3% and 0.1% as of March 31, 2026
•Repurchased $55 million of common stock during the quarter, which was accretive to NAV per share in the second quarter
•Enhanced funding flexibility through an amended and extended revolving credit facility with all banking partners renewing commitments, the issuance of $500 million of unsecured debt and the addition of $150 million through a secured financing
•On June 12, 2026, all remaining pre-listing share lock-ups expired, resulting in 100% of OTF's float being available for trading

“OTF’s second quarter stability reflected the strong credit quality of our portfolio, with non-accruals among the lowest in the industry and borrower fundamentals remaining strong,” said Craig W. Packer, Chief Executive Officer. “Despite a challenging market backdrop, OTF enhanced the flexibility and diversification of its capital structure through an unsecured bond issuance, new secured financing, and the extension of its revolving credit facility.”
“Today's market environment is increasingly supportive of ROE expansion over time, as spreads have widened and the rate outlook has improved. With leverage at the low end of our target range and more than $2 billion of available liquidity, OTF is well-positioned to deploy capital selectively across software and other technology-related areas where we have deep expertise and differentiated capabilities,” added Erik Bissonnette, President.

Dividend Declarations
On August 4, 2026, the Board declared a third quarter 2026 base dividend of $0.35 per share for stockholders of record as of September 30, 2026, payable on or before October 15, 2026.

As previously announced, the Board also declared a series of five special dividends of $0.05 per share, with the final special dividend payable on October 6, 2026. A full schedule of the record and payment dates can be found on the Company’s website at www.blueowltechnologyfinance.com.

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(1) Adjusted to exclude any change in capital gains incentive fees accrued but not paid. These fees are related to cumulative unrealized gains in excess of cumulative net realized gains less any cumulative unrealized losses, less capital gains incentive fees paid inception to date.
(2) Dividend yield based on OTF's annualized Q2'26 base dividend of $0.35 per share payable to shareholders of record as of June 30, 2026 annualized Q2'26 special dividend of $0.05 per share payable to shareholders of record as of June 22, 2026, and Q2'26 NAV per share of $16.48.

SELECT FINANCIAL HIGHLIGHTS

	As of and for the Three Months Ended
($ in thousands, except per share amounts)	June 30, 2026	March 31, 2026	June 30, 2025

GAAP results:
Net investment income per share	$0.30	$0.37	$0.34
Net realized and unrealized gains (losses) per share	$0.03	$(0.84)	$0.09
Net increase (decrease) in net assets resulting from operations per share	$0.33	$(0.47)	$0.43
Capital gains incentive fee expense (benefit) per share	$—	$(0.08)	$0.01

Non-GAAP financial measures(1)(2):
Adjusted net investment income per share	$0.30	$0.29	$0.36
Adjusted net increase (decrease) in net assets resulting from operations per share	$0.33	$(0.56)	$0.45

Total investments at fair value	$14,680,538	$14,068,239	$12,728,642
Total debt outstanding (net of unamortized debt issuance costs)	$7,157,528	$6,904,332	$4,752,225
Net assets	$7,539,865	$7,605,453	$7,985,418
Net asset value per share	$16.48	$16.49	$17.17
Net debt-to-equity	0.93x	0.85x	0.58x

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(1) See Non-GAAP Financial Measures for a description of the non-GAAP measures and the reconciliations from the most comparable GAAP financial measures to the Company's non-GAAP measures, including on a per share basis. The Company's management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company's ongoing results and trends, as well as its performance, excluding non-cash income and expenses. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.
(2) Adjusted to exclude any change in capital gains incentive fees accrued but not payable. These fees are related to cumulative unrealized gains in excess of cumulative net realized gains less any cumulative unrealized losses, less capital gains incentive fees paid inception to date.

PORTFOLIO COMPOSITION

As of June 30, 2026, the Company had investments in 205 portfolio companies across 39 industries, with an aggregate portfolio size of $14.7 billion at fair value and an average investment size of $71.6 million at fair value.

	June 30, 2026		March 31, 2026
($ in thousands)	Fair Value	% of Total	Fair Value	% of Total
Portfolio composition:
First-lien senior secured (1)	$11,444,661	77.8%	$10,917,188	77.7%
Second-lien senior secured	478,763	3.3%	498,121	3.5%
Specialty finance debt	40,774	0.3%	38,000	0.3%
Unsecured	464,478	3.2%	456,403	3.2%
Preferred equity	951,696	6.5%	982,150	7.0%
Common equity	747,669	5.1%	615,910	4.4%
Specialty finance equity	515,617	3.5%	527,414	3.7%
Joint ventures	36,880	0.3%	33,053	0.2%
Total investments	$14,680,538	100.0%	$14,068,239	100.0%

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(1) The Company considers 56% and 57% of first-lien senior secured debt investments to be unitranche loans as of June 30, 2026 and March 31, 2026, respectively.

	June 30, 2026	March 31, 2026
Number of portfolio companies	205	203
Percentage of debt investments at floating rates	96.7%	96.1%
Percentage of senior secured debt investments	81.4%	81.5%
Weighted average spread over base rate of floating rate debt investments	5.3%	5.3%
Weighted average total yield of accruing debt and income-producing securities at fair value	9.6%	9.5%
Weighted average total yield of accruing debt and income-producing securities at cost	9.3%	9.2%
Percentage of investments on non-accrual of the portfolio at fair value	0.1%	0.1%

PORTFOLIO AND INVESTMENT ACTIVITY

For the three months ended June 30, 2026, new investment commitments totaled $0.9 billion across 6 new portfolio companies and 7 existing portfolio companies. For the three months ended March 31, 2026, new investment commitments were $1.7 billion across 14 new portfolio companies and 12 existing portfolio companies.

For the three months ended June 30, 2026, the principal amount of new investments funded totaled $0.6 billion and aggregate principal amount of sales and repayments was $0.2 billion. For the three months ended March 31, 2026, the principal amount of new investments funded totaled $1.3 billion and aggregate principal amount of sales and repayments was $1.1 billion.

	For the Three Months Ended June 30,
($ in thousands)	2026	2025
New investment commitments:
Gross originations	$864,056	$1,473,048
Less: Sell downs	(12,500)	—
Total new investment commitments	$851,556	$1,473,048
Principal amount of new investments funded:
First-lien senior secured debt investments	$510,968	$976,328
Second-lien senior secured debt investments	—	130,219
Unsecured debt investments	—	—
Specialty finance debt investments	—	2,336
Preferred equity investments	—	32,375
Common equity investments	30,667	1,807
Specialty finance equity investments	4,989	43,387
Joint venture investments	4,719	8,124
Total principal amount of new investments funded	$551,343	$1,194,576

Drawdowns (repayments) on revolvers and delayed draw term loans, net	$148,515	$84,243

Principal amount of investments sold or repaid:
First-lien senior secured debt investments(1)	$(164,447)	$(604,750)
Second-lien senior secured debt investments	—	(101,007)
Unsecured debt investments	(2,389)	(30,661)
Specialty finance debt investments	—	—
Preferred equity investments	(25,020)	(7,616)
Common equity investments	(9,997)	(7,148)
Specialty finance equity investments	(20,494)	(5,089)
Joint venture investments	—	—
Total principal amount of investments sold or repaid	$(222,347)	$(756,271)

Number of new investment commitments in new portfolio companies(2)	6	9
Average new investment commitment amount in new portfolio companies	$111,258	$84,276
Weighted average term for new investment commitments (in years)	6.5	6.0
Percentage of new debt investment commitments at floating rates	100.0%	99.9%
Percentage of new debt investment commitments at fixed rates	—%	0.1%
Weighted average interest rate of new investment commitments(3)	9.0%	9.8%
Weighted average spread over applicable base rate of new debt investment commitments at floating rates	5.3%	5.5%

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(1)Includes scheduled paydowns.
(2)Number of new investment commitments represents commitments to a particular portfolio company.
(3)Assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 3.73% and 4.29% as of June 30, 2026 and 2025, respectively.

RESULTS OF OPERATIONS FOR THE SECOND QUARTER ENDED JUNE 30, 2026

Investment Income
Investment income modestly increased to $338 million for the three months ended June 30, 2026 from $326 million for the three months ended March 31, 2026, primarily driven by net portfolio growth and higher dividend income related to a repayment. Other income remained relatively consistent period-over-period. The Company expects that investment income will vary based on a variety of factors including the pace of originations and repayments, spreads of new deployments, and base rate movements.

Expenses
Total operating expenses increased to $199 million for the three months ended June 30, 2026 from $153 million for the three months ended March 31, 2026, primarily due to the absence of the prior quarter's capital gains incentive fee reversal and to modestly higher interest expense, as average daily borrowings increased. As a percentage of total assets, professional fees, directors’ fees and other general and administrative expenses remained relatively consistent period-over-period.

Liquidity and Capital Resources
As of June 30, 2026, the Company had $214 million in cash, $7.3 billion in total principal value of debt outstanding, including $2.6 billion of unsecured notes and $1.8 billion of undrawn capacity(1) on the Company’s credit facilities. The funding mix was composed of 63.8% secured and 36.2% unsecured borrowings as of June 30, 2026 on an outstanding basis. The Company was in compliance with all financial covenants under its credit facilities as of June 30, 2026. The Company has analyzed cash and cash equivalents, availability under its credit facilities, the ability to rotate out of certain assets and amounts of unfunded commitments that could be drawn and believes its liquidity and capital resources are sufficient to take advantage of market opportunities.

CONFERENCE CALL AND WEBCAST INFORMATION

Conference Call Information:
The conference call will be broadcast live on August 6, 2026 at 11:30 a.m. Eastern Time on the News & Events section of OTF’s website at www.blueowltechnologyfinance.com. Please visit the website to test your connection before the webcast. To pre-register for the call, please use the following link: www.blueowltechnologyfinance.com/webcast-registration?event_id=16145. Please visit the website before the webcast to test your connection.

Participants are also invited to access the conference call by dialing one of the following numbers:
•Domestic: (877) 407-8629
•International: +1 (201) 493-6715

All callers will need to reference “Blue Owl Technology Finance Corp.” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:
An archived replay will be available via a webcast link located on the News & Events section of OTF's website for one year, and via the dial-in numbers listed below for 14 days:
•Domestic: (877) 660-6853
•International: +1 (201) 612-7415
•Access ID: 13761130

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(1) Reflects undrawn debt, which is based on committed debt less debt outstanding as of 6/30/2026, and may not reflect the amount currently available due to borrowing base restrictions.

ABOUT BLUE OWL TECHNOLOGY FINANCE CORP.

Blue Owl Technology Finance Corp. (NYSE: OTF) is a specialty finance company focused on making debt and equity investments to U.S. technology-related companies, with a strategic focus on software. As of June 30, 2026, OTF had investments in 205 portfolio companies with an aggregate fair value of $14.7 billion. OTF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. OTF is externally managed by Blue Owl Technology Credit Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. ("Blue Owl") (NYSE: OWL) and part of Blue Owl’s Credit platform.

Certain information contained herein may constitute "forward-looking statements" that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about OTF, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as "anticipates," "expects," "intends," "plans," "will," "may," "continue," "believes," "seeks," "estimates," "would," "could," "should," "targets," "projects," "outlook," "potential," "predicts" and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond OTF's control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in OTF's filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which OTF makes them. OTF does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

INVESTOR CONTACTS

Investor Contact:
BDC Investor Relations
Michael Mosticchio
credit-ir@blueowl.com

Media Contact:
Head of Communications
Andrew Williams
media@blueowl.com

FINANCIAL HIGHLIGHTS

	For the Three Months Ended
($ in thousands, except per share amounts)	June 30, 2026	March 31, 2026	June 30, 2025
Investments at fair value	$14,680,538	$14,068,239	$12,728,642
Total assets	$15,054,901	$14,868,606	$13,042,932
Net asset value per share	$16.48	$16.49	$17.17

GAAP results:
Total investment income	$338,032	$325,940	$319,467
Net investment income	$138,644	$171,311	$160,371
Net increase (decrease) in net assets resulting from operations	$154,222	$(219,891)	$201,487
Capital gains incentive fee expense (benefit) per share	$—	$(0.08)	$0.01

GAAP per share results:
Net investment income	$0.30	$0.37	$0.34
Net realized and unrealized gains (losses)	$0.03	$(0.84)	$0.09
Net increase (decrease) in net assets resulting from operations(1)	$0.33	$(0.47)	$0.43
Capital gains incentive fee expense (benefit) per share	$—	$(0.08)	$0.01

Non-GAAP per share financial measures(2)(3):
Adjusted net investment income	$0.30	$0.29	$0.36
Adjusted net increase (decrease) in net assets resulting from operations	$0.33	$(0.56)	$0.45

Weighted average yield of accruing debt and income producing securities at fair value	9.6%	9.5%	10.4%
Weighted average yield of accruing debt and income producing securities at amortized cost	9.3%	9.2%	10.4%
Percentage of debt investments at floating rates	96.7%	96.1%	97.3%

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(1) Totals may not sum due to rounding (2) See Non-GAAP Financial Measures for a description of the non-GAAP measures and the reconciliations from the most comparable GAAP financial measures to the Company's non-GAAP measures, including on a per share basis. The Company's management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company's ongoing results and trends, as well as its performance, excluding non-cash income and expenses. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.
(3) Adjusted to exclude any change in capital gains incentive fees accrued but not payable. These fees are related to cumulative unrealized gains in excess of cumulative net realized gains less any cumulative unrealized losses, less capital gains incentive fees paid inception to date.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(Amounts in thousands, except share and per share amounts)

	As of June 30, 2026 (Unaudited)	As of December 31, 2025
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $13,997,430 and $13,262,010, respectively)	$13,643,875	$13,363,077
Non-controlled, affiliated investments (amortized cost of $854,843 and $736,415, respectively)	728,216	692,202
Controlled, affiliated investments (amortized cost of $150,520 and $128,788, respectively)	308,447	230,760
Total investments at fair value (amortized cost of $15,002,793 and $14,127,213, respectively)	14,680,538	14,286,039
Cash (restricted cash of $— and $—, respectively)	210,276	282,257
Foreign cash (cost of $3,435 and $709, respectively)	3,230	667
Interest and dividend receivable	114,967	88,553
Receivable from a controlled affiliate	897	720
Prepaid expenses and other assets	44,993	56,775
Total Assets	$15,054,901	$14,715,011
Liabilities
Debt (net of unamortized debt issuance costs of $95,067 and $84,123, respectively)	$7,157,528	$6,288,200
Distribution payable	183,068	185,749
Management fee payable	53,949	48,556
Incentive fee payable	29,316	68,085
Payables to affiliates	—	64
Payable for investments purchased	1,558	3,006
Accrued expenses and other liabilities	89,617	79,753
Total Liabilities	$7,515,036	$6,673,413
Commitments and contingencies (Note 8)
Net Assets
Common shares $0.01 par value, 1,000,000,000 shares authorized; 457,612,537 and 464,047,623 shares issued and outstanding, respectively	$4,576	$4,640
Additional paid-in-capital	7,477,530	7,573,712
Total accumulated undistributed earnings	57,759	463,246
Total Net Assets	7,539,865	8,041,598
Total Liabilities and Net Assets	$15,054,901	$14,715,011
Net Asset Value Per Share	$16.48	$17.33
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(1) Refer to 10-Q Note 8 “Commitments and Contingencies”.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$273,492	$264,998	$541,814	$408,356
Payment-in-kind ("PIK") interest income	24,969	22,648	49,026	37,929
Dividend income	453	539	978	539
PIK dividend income	13,657	15,455	28,001	23,855
Other income	4,167	4,105	7,343	8,744
Total investment income from non-controlled, non-affiliated investments	316,738	307,745	627,162	479,423
Investment income from non-controlled, affiliated investments:
Interest income	1,641	1,612	2,670	2,233
PIK interest income	255	955	1,033	2,131
Dividend income	15,073	5,866	24,700	12,019
PIK dividend income	3,405	3,119	6,772	6,202
Other income	23	32	45	83
Total investment income from non-controlled, affiliated investments	20,397	11,584	35,220	22,668
Investment income from controlled, affiliated investments:
Dividend income	897	138	1,590	193
Total investment income from controlled, affiliated investments	897	138	1,590	193
Total Investment Income	338,032	319,467	663,972	502,284
Operating Expenses
Interest expense	$108,791	$87,327	$212,616	$139,013
Management fees, net(1)	53,948	32,540	107,861	48,416
Performance based incentive fees	29,316	28,052	18,631	37,493
Professional fees	3,090	2,841	5,831	6,209
Listing advisory fees	—	4,821	—	4,821
Directors' fees	420	314	694	573
Other general and administrative	3,401	3,055	6,687	4,558
Total Operating Expenses	198,966	158,950	352,320	241,083
Net Investment Income (Loss) Before Taxes	139,066	160,517	311,652	261,201
Income tax expense (benefit), including excise tax expense (benefit)	422	146	1,697	3,498
Net Investment Income (Loss) After Taxes	138,644	160,371	309,955	257,703
Net Realized and Change in Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	$11,954	$19,330	$(436,630)	$(655)
Non-controlled, affiliated investments	(38,635)	19,194	(82,410)	18,435
Controlled, affiliated investments	54,299	14,684	55,955	14,686
Translation of assets and liabilities in foreign currencies and other transactions	7,102	24,894	3,443	25,968
Income tax (provision) benefit	—	(48)	79	(843)
Total Net Change in Unrealized Gain (Loss)	34,720	78,054	(459,563)	57,591
Net realized gain (loss):
Non-controlled, non-affiliated investments	$(14,349)	$(12,106)	$109,474	$(10,259)
Non-controlled, affiliated investments	(2,020)	—	(25,176)	—
Foreign currency transactions	(2,773)	(24,832)	(359)	(25,416)
Total Net Realized Gain (Loss)	(19,142)	(36,938)	83,939	(35,675)
Total Net Realized and Change in Unrealized Gain (Loss)	$15,578	$41,116	(375,624)	21,916
Net Increase (Decrease) in Net Assets Resulting from Operations	$154,222	$201,487	$(65,669)	$279,619
Earnings Per Share - Basic and Diluted	$0.33	$0.43	$(0.14)	$0.80
Weighted Average Shares Outstanding - Basic and Diluted	460,878,695	465,124,070	462,563,216	350,872,326

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Refer to “Note 3 — Agreements and Related Party Transactions” for additional details on management fee waiver.

NON-GAAP FINANCIAL MEASURES

On a supplemental basis, the Company is disclosing certain adjusted financial measures, each of which is calculated and presented on a basis of methodology other than in accordance with GAAP (“non-GAAP”). The Company's management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company's ongoing results and trends, as well as its performance, excluding non-cash income and expenses. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

•“Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share”: represent net investment income, excluding any change in capital gains incentive fees accrued but not payable. These fees are related to cumulative unrealized gains in excess of cumulative net realized gains less any cumulative unrealized losses, less capital gains incentive fees paid inception to date.
•“Adjusted Net Increase (Decrease) in Net Assets Resulting from Operations” and “Adjusted Net Increase (Decrease) in Net Assets Resulting from Operations Per Share”: represent net income, excluding any change in capital gains incentive fees accrued but not payable.

The following table provides a reconciliation of net investment income (the most comparable U.S. GAAP measure) to adjusted net investment income for the periods presented:

	For the Three Months Ended
($ in millions, except per share amounts)	June 30, 2026		March 31, 2026		June 30, 2025
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net investment income	$139	$0.30	$171	$0.37	$160	$0.34
Plus: Change in capital gains incentive fees accrued but not payable	—	—	(39)	(0.08)	6	0.01
Adjusted net investment income(1)	$139	$0.30	$133	$0.29	$167	$0.36

The following table provides a reconciliation of net increase (decrease) in net assets resulting from operations (the most comparable U.S. GAAP measure, or net income) to adjusted net increase (decrease) in net assets resulting from operations (or adjusted net income) for the periods presented:

	For the Three Months Ended
($ in millions, except per share amounts)	June 30, 2026		March 31, 2026		June 30, 2025
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net increase (decrease) in net assets resulting from operations	$154	$0.33	$(220)	$(0.47)	$201	$0.43
Plus: Change in capital gains incentive fees accrued but not payable	—	—	(39)	(0.08)	6	0.01
Adjusted net increase (decrease) in net assets resulting from operations(1)	$154	$0.33	$(259)	$(0.56)	$208	$0.45
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(1) Totals may not sum due to rounding.